H0711-1130

APPROVED
By KN
Date 10/25/93
Amount $95.00

ARTICLES OF INCORPORATION

OF

BROADCAST FINANCE, INC.

9310260020 1

The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, does hereby certify:

FIRST: The name of the corporation shall be Broadcast Finance, Inc.

SECOND: The location of the corporation's principal office is Cincinnati, Hamilton County, Ohio.

THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The number of shares which the corporation is authorized to have outstanding is EIGHT HUNDRED FIFTY (850) common shares without par value.

FIFTH: The amount of capital with which the corporation will begin business is ONE HUNDRED DOLLARS ($100.00).

SIXTH: The Board of Directors shall have the right, without action by the shareholders (a) to fix, determine and vary the amount of stated capital of the corporation; (b) to determine whether any, and if any, what part, of the surplus of the corporation, however created or arising, shall be used, disposed of, or declared in dividends or paid to the shareholders; and (c) to use and apply the surplus of the corporation or any part thereof, at any time or from time to time, in the purchase or acquisition of its own shares at such price and upon such terms as may be agreed upon by the corporation and the holder thereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name, this 22nd day of October, 1993.

E. C. O.

Eric C. Okerson, Incorporator

H0711-1221

BROADCAST FINANCE, INC.
ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being the incorporator of Broadcast Finance, Inc. hereby appoints Eric C. Okerson, to be statutory agent upon whom any process, notice or demand required or permitted by law to be served upon the corporation may be served. The complete address of the agent is 1900 Fifth Third Center, 511 Walnut Street, Cincinnati, Hamilton County, Ohio 45202.

____
Eric C. Okerson, Incorporator

ACCEPTANCE OF APPOINTMENT

The undersigned, Eric C. Okerson, named herein as the statutory agent of Broadcast Finance, Inc., hereby acknowledges and accepts the appointment of statutory agent for said corporation.

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Eric C. Okerson